APPENDIX B


                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This OPTION AGREEMENT is made as of the [DATE], by and between FIRETECTOR INC., a Delaware corporation, having an office at 262 Duffy Avenue, Hicksville, New York 11801 (the "Corporation") and [OPTIONEE] having an office at 262 Duffy Avenue, Hicksville, New York 11801 (the "Optionee").

                                     Recital

     The Corporation desires to afford the Optionee an opportunity to purchase its common stock, $0.001 per share (the "Common Stock") in accordance with the terms of the 1997 Non-Qualified Stock Option Plan (the "Plan"), as approved by the Corporation's Directors and as approved or subsequently ratified by the Corporation's stockholders. Capitalized terms not otherwise defined in this Option Agreement shall have the same meaning as in the Plan.

                                      Terms

     1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of [______] shares of Common Stock (such number being subject to adjustment as provided in Section 7 of this Option Agreement) (the "Option Shares") on the terms and conditions set forth in this Option Agreement.

     2. Nature of the Option. The Option is a non-statutory, non-qualified stock option and is not intended to qualify for any special tax benefits to the Optionee.

     3. Exercise Price. Except as provided in Section 7, the purchase price of the Option Shares covered by the Option shall be $[PRICE] per share (the "Purchase Price").

     4. Limit on Exercise of the Option. Subject to the termination provisions under the Plan, this Option shall vest on the basis of 20% of the total number of Option Shares purchasable hereunder (as adjusted from time to time pursuant to Section 7) vesting on the day prior to each anniversary date of this Option Agreement. Except as otherwise provided in this Option Agreement, the Option shall first become exercisable on the date this Option Agreement is made. The term of the Option shall be for a period of five years from the date this Option Agreement is made. The "vested" portion of this Option may be exercised within the above time limitations, at any time or from time to time, in whole or in part (but not for a fraction of a share of Common Stock). The Purchase Price of the underlying Option Shares as to which the Option shall be exercised shall be paid in full in cash or by certified or bank check (made payable to the order of the Corporation) at the time of exercise. The Optionee shall not have any of the rights of a stockholder of the Corporation with respect to the underlying Option Shares covered by the Option, except to the extent that one or more certificates for such Option Shares shall be delivered to him upon the due exercise of the Option.


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     5. Nontransferability.  The Option shall not be transferable otherwise than by will or by applicable laws of descent and distribution. While the Optionee is alive, the Option may be exercised only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option (a) may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, (b) shall not be assignable by operation of law, and (c) shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions of this Option Agreement, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without any effect.

     6. Disclosure and Risk. The Optionee represents and warrants to the Corporation as follows:

          (a) Investment. The Option and the underlying Option Shares will be acquired by the Optionee for Optionee's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) No Registration. The Optionee understands that: (i) at time of grant and exercise, the Option and the underlying Option Shares covered by the Option have not been, and probably will not have been, registered under the Securities Act by reason of those underlying Option Shares being issued in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act; (ii) the underlying Option Shares must be held by the Optionee as an investment indefinitely; (iii) the Optionee must bear the economic risk, if any, of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration under that act; (iv) the Rule 144 exemption from registration is only available under certain limited circumstances and only after the satisfaction of certain specific requirements; and (v) it is likely that it will be necessary that the Option Shares underlying the Option be sold pursuant to another exemption from registration, which exemption and its requirements may be difficult to satisfy.

          (c) Optionee Information. That as a result (i) of the optionee's position with the Corporation; (ii) of inquiries made by the Optionee; and
     (iii) of information furnished to the Optionee by the Corporation, the Optionee has at the date of the grant of the Option, and will have as of the date of the Option's exercise, reviewed all information necessary to make an informed investment decision.

          (d) Tax Consequences. The Optionee understands that, under certain conditions, disposition of the Option Shares underlying the Option could result in adverse tax consequences because of failure to meet prescribed holding period requirements.


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          (e)  Legend.   The   Optionee   understands   that  each   certificate
     representing the Option Shares underlying the Option shall be endorsed with the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred or disposed of except (i) in accordance with the provisions of the Securities Act of 1933, as amended, and any applicable state law and (ii) in accordance with the terms and provisions of a certain Option Agreement, dated as of March 15, 1996, by and between Firetector Inc. and Optionee."


          (f) Transfer Restrictions. Except as provided in Section 9, the Corporation need not register any transfer of any of the Option Shares not in compliance with applicable Federal and State securities laws. In such event, the Corporation may instruct its transfer agent not to register transfer of any of the Option Shares. Any legend endorsed on a certificate pursuant to the foregoing language and the stop-transfer instructions with respect to such Option Shares, shall be removed, and the Corporation shall promptly issue a certificate without such legend to the holder of such Option Shares, if such Option Shares are registered under the Securities Act and a prospectus meeting the requirements of the Securities Act is available or if such holder establishes in a manner reasonably satisfactory to the Corporation, that such legend may be removed and such stop-transfer instructions may be rescinded.

     7. Antidilution Provisions. The option is subject to the following terms and conditions during its term:

          (a) Stock Distributions and Splits. If (i) the Corporation's outstanding Common Stock shall be subdivided into a greater number of shares, (ii) a dividend in Common Stock or other voting stock shall be paid in respect of the Corporation's Common Stock or (iii) there shall be any other distribution on the Corporation's Common Stock payable otherwise than out of earnings, retained earnings or earned surplus, the Purchase Price per underlying Option Share in effect immediately prior to such subdivision or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or distribution be proportionately reduced; and, conversely, if outstanding Common Stock of the Corporation shall be combined into a smaller number of shares thereof, the Purchase Price per underlying Option Share in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. If there shall be a distribution described in subparagraph (iii) of this Section 7(a) the Purchase Price per underlying Option Share in effect immediately prior to such distribution shall be reduced by an amount equal to the fair value of such distribution per Common Stock of the Corporation. Any dividend paid or distributed on the Corporation's Common Stock in stock of any other class or securities convertible into Common Stock shall be

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



     treated as a dividend paid in Common Stock of the Corporation to the extent that those Common Stock are issuable upon the conversion thereof and such Common Stock shall be deemed to have been issued without consideration.

          (b) Adjustment of Number of Underlying Shares. Whenever the Purchase Price per underlying Option Share is adjusted as provided in Section 7(a) above, the number of the underlying Option Shares purchasable upon exercise of the Option immediately prior to such adjustment shall be adjusted, effective simultaneously with such adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of the underlying Option Shares by a fraction, the numerator of which is the Purchase Price per underlying Option Share in effect immediately prior to such adjustment and the denominator of which is the Purchase Price per underlying Option Share in effect upon such adjustment, which adjusted number of the underlying Option Shares shall thereupon be the number of the underlying Option Shares purchasable upon exercise of the Option until adjusted again as provided herein, if necessary and appropriate.

          (c) Reorganizations. If (i) the Corporation or its successor corporation shall be recapitalized by reclassifying its outstanding Common Stock into a stock with a different par value or by changing its outstanding Common Stock with par value to Common Stock without par value or vice versa, or (ii) the Corporation or its successor corporation shall be a party to a consolidation or merge with, or sell or convey all, or substantially all, of its (or any successor corporation's) assets to any other entity or entities, then as a condition of that reorganization, consolidation, merger, sale or conveyance lawful and adequate provisions shall be made whereby the Optionee shall have the right to purchase, upon the terms and conditions specified in this Option Agreement, in lieu of the underlying Option Shares theretofore purchasable upon the exercise of the Option, the kind and amount of shares (or other securities and property) receivable upon such recapitalization, consolidation, merger, sale or conveyance by such holder of the number of shares of Common Stock which the Optionee might have purchased immediately prior to such recapitalization, consolidation, merger, sale or conveyance.

          (d) Notice of Change of Purchase Price. Whenever the Purchase Price per underlying Option Share or the kind or amount of securities purchasable under the Option shall be adjusted pursuant to any of the provisions of this Option Agreement, the Corporation shall forthwith thereafter cause to be sent to the Optionee, a certificate setting forth the adjustments in the Purchase Price per underlying Option Share and/or the number of underlying Option Shares then purchasable, and also setting forth in detail the facts requiring such adjustments including, without limitation, a statement of the consideration

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     received  or  deemed  to have  been  received  by the  Corporation  for any additional Common Stock issued by it.

          (e) Notice of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Corporation) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Corporation, or any reclassification or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to or consolidation or merger of the Corporation with or into any other person, or (iii) any voluntary or involuntary dissolution or liquidation of the Corporation, then, and in each such event, the Corporation will mail or cause to be mailed to the Optionee a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of the Corporation's Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed immediately upon determination of such record date and no less than ten (10) calendar days prior to the proposed record date therein specified.

     8. Method Of Exercising the Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, at its principal office. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall: (a) be accompanied by payment of the full purchase price of such Option Shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such Option Shares at the principal office of the Corporation, against delivery of a certificate or certificates representing such Option Shares. The certificate or certificates for the Option Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.


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     9.  General.  The  Corporation  shall at all times  during  the term of the
Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of Option shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

     10. Taxation Upon Exercise of Option. The Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Option Shares over the exercise price. Upon a resale of such Option Shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as taxable gain.

     IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has executed this Agreement, all as of the date and year first above written.



                                         FIRETECTOR INC.

                                         By:
                                            ----------------------------
                                            Joseph Vitale

                                            Title:  President


                                           --------------------------------
                             [__________], Optionee


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